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                                                                 EXHIBIT 10.172









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                                OPTION AGREEMENT

                                 BY AND BETWEEN

                            PAXSON COMMUNICATIONS OF
                                HONOLULU-66, INC.

                                       AND

                    DOVE BROADCASTING COMPANY OF HAWAII, INC.

                                       FOR

                           TELEVISION STATION KAPA(TV)
                                 KANEOHE, HAWAII

                                      * * *

                                  MAY 20, 1997


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                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of May 20, 1997 by and between PAXSON COMMUNICATIONS OF HONOLULU-66, INC., a Florida corporation ("Paxson"), and DOVE BROADCASTING COMPANY OF HAWAII, INC., a Hawaii corporation ("Grantor").

                                 R E C I T A L S

         A. Grantor owns or leases all of the assets (the "Assets") that are used or useful in the business and operations of Television Station KAPA(TV), Channel 66, Kaneohe, Hawaii (the "Station"), and holds as part of the Assets the authorizations issued by the Federal Communications Commission ("FCC") for the Station (the "FCC Licenses").

         B. Grantor desires to grant to Paxson an exclusive and irrevocable option to purchase the Assets, including the FCC Licenses, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. In consideration for One Thousand Dollars ($1,000) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants to Paxson an exclusive and irrevocable option to acquire the Assets, including the FCC Licenses (the "Option") for a purchase price as set forth in Schedule A thereto and payable upon the closing of the Asset Purchase Agreement (as defined in Section 3 below); provided, however, that in the event that the Fair Market Value of the Assets, as determined by utilizing the provisions set forth in Schedule A thereto is less than $5,000,000, the Option shall not be exercised by Paxson and Grantor shall be under no obligation hereunder.

         2. Effective Date and Notice of Exercise. This Option Agreement shall become effective upon execution by Paxson and Grantor and may be exercised by Paxson by delivery to Grantor of written notice of Paxson's intention to exercise the Option (the "Option Notice"); which Option Notice may be given by Paxson at any time during the ninety (90) day period following commencement of the Station's programming pursuant to program test authority ("Option Period"); provided, however, that in the event the Option cannot be exercised by Paxson during the Option Period for the reason set forth in Section 2 hereof, an additional 270 days shall be added to the Option Period.


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         3.    Asset Purchase Agreement. Within five (5) business days following
Grantor's receipt of the Option Notice, Grantor and Paxson shall enter into the Asset Purchase Agreement in the form of Schedule B hereto (the "Asset Purchase Agreement"), it being understood that the only changes to such form shall be immaterial corrections and changes, if any, in the information contained in the Schedules thereto and the addition of Schedules not attached to the Asset Purchase Agreement at the execution of this Option Agreement to the extent such changes and information or the addition of Schedules is reasonably required to reflect events occurring after the date hereof; provided, however, Paxson shall not be required to enter into the Asset Purchase Agreement if the changes to the Schedules or the addition of Schedules represent a material adverse change from the Asset Purchase Agreement and Schedules attached hereto. In the event Paxson concludes such changes or such additional Schedules represent a material adverse change, Paxson shall notify Grantor in writing that the changes or additions to the Asset Purchase Agreement attached hereto are unacceptable whereupon this Option Agreement shall terminate and be of no further force and effect. In the absence of such written notice by Paxson to Grantor, the parties shall enter into the Asset Purchase Agreement and thereafter Grantor and Paxson shall perform their respective obligations under the Asset Purchase Agreement, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC Licenses from Grantor to Paxson
(the "FCC Consent").

         4. Survival of Option. In the event that the transactions contemplated by this Option Agreement are not consummated for any reason whatsoever, the Option shall nevertheless remain exercisable by Paxson during the period provided for in Section 2 hereof, and, upon such exercise, Paxson and Grantor shall enter into an Asset Purchase Agreement that is substantially identical to the Asset Purchase Agreement and thereafter diligently proceed to perform their obligations thereunder.

         5. Control of the Station. Prior to the closing of the transactions contemplated by the Asset Purchase Agreement, Paxson shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Grantor until the closing of the transactions contemplated by the Asset Purchase Agreement.

         6. Representations and Warranties of Grantor. Grantor represents and warrants to Paxson as follows:

               (a) Grantor is a Hawaii corporation and has full power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the



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transactions contemplated hereby by Grantor have been duly and validly authorized by the Grantor. This Option Agreement has been duly and validly executed and delivered by Grantor and constitutes a legal, valid and binding agreement of Grantor enforceable against Grantor in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

               (b) Except for the FCC Consent, there is no requirement applicable to Grantor to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Grantor of the transactions contemplated by this Option Agreement and the Asset Purchase Agreement, and Grantor is required to make no filing with the FCC except for filing this Option Agreement, the Asset Purchase Agreement, the application for the FCC Consent, and the filing of a license application to cover the Station's construction.

               (c) Subject to obtaining the FCC Consent, the execution, delivery and performance of this Option Agreement and the Option Purchase Agreement by Grantor will not (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Grantor is a party or by which any of the FCC Licenses or the other Assets are bound, or
(ii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Grantor, the FCC Licenses or the other Assets.

         7. Representations and Warranties of Paxson. Paxson represents and warrants to Grantor as follows:

               (a) Paxson is a Florida corporation and has full corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby by Paxson have been duly and validly authorized by all necessary corporate action on the part of Paxson. This Option Agreement has been duly and validly executed and delivered by Paxson and constitutes a legal, valid and binding agreement of Paxson enforceable against Paxson in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

               (b) Except for the FCC Consent, there is no requirement applicable to Paxson to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other third party as a condition to the consummation by Paxson



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of the transactions contemplated by this Option Agreement and the Asset Purchase
Agreement, and, Paxson is required to make no filing with the FCC except for filing the application for the FCC Consent and notice of consummation of the assignment of license when that takes place.

               (c) Subject to obtaining the FCC Consent, the execution, delivery and performance of this Option Agreement and the Option Purchase Agreement by Paxson will not (i) conflict with Paxson's organizational documents, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement, or lease to which Paxson is a party or by which any of its assets are bound, or (iii) violate any statute, law, rule, regulation, order, writ, injunction or decree applicable to Paxson.

         8. Covenants of Grantor. So long as this Agreement is in effect, Grantor covenants that it will not, without the Buyer's prior written approval:

               (a) Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for: (i) indebtedness evidenced by the Loan Agreement of May 20, 1997; and (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Twenty Five Thousand Dollars ($25,000.00) in the aggregate at any one time.

               (b) Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                   (i) any security interest or lien created pursuant to the Loan Agreement ("Loan Agreement") dated as of May 20, 1997 between Grantor and Paxson;

                   (ii) liens for taxes or assessments either not delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been
set aside on its books, in conformity with generally accepted   accounting
principles;

                   (iii) materialmen's, mechanics', carriers', workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as



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to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                   (iv) deposits or pledges to secure payment of workers' compensation, unemployment insurance or other social security benefits or obligations; or

                   (v) any judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

               (c) Sell, transfer, lease or otherwise dispose of any of its material assets except in connection with the acquisition of replacement property of equivalent kind and value.

               (d) Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

               (e) Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

               (f) Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Twenty-five Thousand Dollars ($25,000.00) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

               (g) Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Grantor.

               (h) Enter into any agreement or grant any person or entity a right to purchase the Station's FCC licenses or all or substantially all of the assets of the Grantor.

               (i) Enter into any agreement or take any other action that would interfere with, or prevent, Grantor's transferring the Assets to Buyer as contemplated hereunder or under the Purchase Agreement.




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               (j) Grantor will notify Buyer promptly of the threat of, or commencement against itself or its shareholder of any claim, suit, action, arbitration, legal, administrative or other proceeding, or governmental investigation or tax audit affecting the Station or Grantor and will cooperate fully with Buyer in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

         9. Cooperation. Grantor and Paxson shall cooperate fully with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Option Agreement and the Asset Purchase Agreement and will each use their respective best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Option Agreement and the Asset Purchase Agreement so that the transactions contemplated hereby shall be consummated.

        10. Specific Performance. The parties recognize that if Grantor breaches this Option Agreement and refuses to perform under the provisions of this Option Agreement, monetary damages alone would not be adequate to compensate Paxson for its injury. Paxson shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Option Agreement. If any action is brought by Paxson to enforce this Option Agreement, Grantor shall waive the defense that there is an adequate remedy at law.

        11. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Option Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Grantor:                Mr. Paul Tennyson
                              Dove Broadcasting Company of Hawaii, Inc.
                              875 Waimanu Street, Suite 601
                              Honolulu, Hawaii   96813

With a copy (which shall
not constitute notice to):    Harry F. Cole, Esquire
                              Bechtel & Cole, Chartered
                              1901 L Street, N.W., Suite 250
                              Washington, D.C.   20036




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If to Paxson:                 Paxson Communications of Honolulu-66, Inc.
                              601 Clearwater Park North
                              W. Palm Beach, FL  33401
                              Attention:  Mr. Lowell W. Paxson

With a copy (which shall
not constitute notice to):    John R. Feore, Jr., Esq.
                              Dow, Lohnes & Albertson
                              A Professional Limited Liability Company
                              Suite 800
                              1200 New Hampshire Ave., N.W.
                              Washington, D.C.  20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.

        12.    Entire Agreement; Amendment. This Option Agreement and the
Asset Purchase Agreement supersede all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Option Agreement and the Asset Purchase Agreement may be modified only by an agreement in writing executed by all of the parties hereto. No waiver of compliance with any provision of this Option Agreement or the Asset Purchase Agreement will be effective unless evidenced by an instrument evidenced in writing and signed by the parties hereto.

        13. Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Option Agreement.

        14. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Option Agreement duly executed by the other parties hereto.




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        15.    Headings. The headings in this Option Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Option Agreement.

        16. Governing Law. This Option Agreement shall be construed under and in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law.

        17.    Benefit and Binding Effect; Assignability. This Option
Agreement shall inure to the benefit of and be binding upon Grantor, Paxson and their respective successors and permitted assigns. No party hereto may assign this Option Agreement without the prior written consent of the other parties hereto, except that Paxson at any time prior to the consummation of the transactions contemplated by this Option Agreement may assign its rights and obligations under this Option Agreement without Grantor's consent to (a) any entity controlled by or under common control with Paxson or (b) any other entity designated by Paxson, which is reasonably acceptable to Grantor based upon its financial capacity to consummate the transactions contemplated by this Option Agreement and the Asset Purchase Agreement and its legal qualifications to acquire the FCC licenses. Upon any permitted assignment by a party in accordance with this Section 17, all references to "Paxson" herein shall be deemed to be references to Paxson's assignee and all references to "Grantor" herein shall be deemed to be references to Grantor's assignee, as the case may be. Notwithstanding the foregoing, Paxson may assign its rights, benefits, duties or obligations hereunder to its lenders as collateral security for the obligations of Paxson to such lenders.

        18. Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Option Agreement, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Option Agreement. If this Option Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Option Agreement.

        19. Press Release. No party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Option Agreement or the transactions contemplated hereby without the prior written consent of the other party.

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         IN WITNESS WHEREOF the parties hereto have executed this Option
Agreement as of the date first above written.


                                              PAXSON COMMUNICATIONS OF
                                              HONOLULU-66, INC.



                                              By:  /s/ William L. Watson
                                                  ------------------------------
                                                    Name: William L. Watson
                                                    Title: Secretary



                                              DOVE BROADCASTING COMPANY OF
                                              HAWAII, INC.



                                              By:  /s/ Paul A. Tennyson
                                                 -------------------------------
                                                   Name:   Paul A. Tennyson
                                                   Title:  President


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                                   SCHEDULE A


                                 PURCHASE PRICE


         The Purchase Price for the Assets shall be the lesser of (i) the Fair Market Value of the Assets as determined utilizing the procedures set forth below and (ii) $5,000,000. The purchase price shall be paid at the Closing by Buyer to Seller by wire transfer of immediately available federal funds or other means mutually satisfactory to Buyer and Seller in accordance with written instructions provided by Seller to the Buyer prior to the Closing Date.

         The Fair Market Value of the Assets shall be determined by an appraisal, in accordance with the following provisions:

                  (1) The Fair Market Value of the Assets shall be equal to the appraised value of the Assets as of the date of the Option Notice, exclusive of any broker's fee, less the amount of any outstanding debt of the Station.

                  (2) The appraisal will be conducted in conformity with standard appraisal techniques in use at the time of the appraisal, applying the market and economic factors then relevant.

                  (3) The appraisal will be conducted by a qualified appraiser with experience in the television broadcast industry to be agreed upon by Seller and Buyer within five days written notice from Buyer to Seller; provided that, if the parties fail to agree on an appraiser, any party may apply to the American Arbitration Association for the appointment of an appraiser, who shall be a qualified appraiser with experience in the television broadcasting industry.

                  (4) The value of the Assets arrived at by the appraiser shall, absent manifest error, be conclusive and binding on the relevant parties.




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                                   SCHEDULE B


                            ASSET PURCHASE AGREEMENT